Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Endurance International Group Holdings, Inc. (hereinafter referred to as “Endurance,” “we,” “our,” “us,” and similar terms unless the context indicates otherwise) and SinglePlatform, LLC (“SinglePlatform”), and has been prepared to give effect to Endurance’s disposition of the assets and liabilities of SinglePlatform (the “Disposition”).

The unaudited pro forma condensed combined financial information is also based upon the historical information of LTD Software LLC (the “Ecomdash Seller”), and has been prepared to give effect to Endurance’s acquisition from the Ecomdash Seller of substantially all of the assets of Ecomdash (the “Acquisition”), which took place on September 13, 2019.

The unaudited pro forma condensed combined balance sheet data as of September 30, 2019 give effect to the Disposition as if it had occurred as of September 30, 2019. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the Acquisition and the Disposition as if they had occurred as of January 1, 2018. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition and Disposition, (2) factually supportable and (3) with respect to statement of operations information, expected to have a continuing impact on the combined results of operations.

The pro forma condensed combined financial information is unaudited and is presented for illustrative purposes only. This financial information (including the pro forma adjustments) is preliminary and based upon available information and various adjustments and assumptions set forth in the accompanying notes, and is not necessarily an indication of the consolidated financial position or results of operations of Endurance that would have been achieved had the Acquisition and Disposition been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Endurance. These accounting policies are similar in most material respects to those of Ecomdash before the consummation of the Acquisition, except for the accounting for amortization of intangible assets. The unaudited pro forma condensed combined financial information reflects the amortization of intangible assets as a cost of revenue, which is consistent with our historical accounting policy for this item. The unaudited pro forma condensed combined statements of operations do not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that may or may not result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions, as well as the audited consolidated financial statements and accompanying notes of Endurance for the year ended December 31, 2018 from our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019; the audited financial statements and accompanying notes of LTD Software LLC for the year ended December 31, 2018 from our Current Report on Form 8-K filed with the SEC on September 16, 2019; the unaudited pro forma condensed combined financial information for Ecomdash from our Current Report on Form 8-K filed with the SEC on October 30, 2019; and the unaudited consolidated financial statements and accompanying notes of Endurance for the nine months ended September 30, 2019 from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 4, 2019.

Endurance International Group Holdings, Inc. and SinglePlatform, LLC

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2019

(in thousands)

	Historical
	Endurance	SinglePlatform	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$84,465	$—	$2,413	A1, C1, D1	$86,878
Restricted cash	1,832	(210)	—		1,622
Accounts receivable	12,139	(397)	—		11,742
Prepaid domain name registry fees	56,555	—	—		56,555
Prepaid commissions	40,528	—	—		40,528
Prepaid and refundable taxes	13,070	—	—		13,070
Prepaid expenses and other current assets	23,137	(1,383)	—		21,754

Total current assets	231,726	(1,990)	2,413		232,149
Property and equipment—net	86,318	(717)	—		85,601
Operating lease right-of-use assets	98,064	(2,425)	—		95,639
Goodwill	1,854,829	(7,864)	—		1,846,965
Other intangible assets—net	273,329	—	—		273,329
Deferred financing costs—net	2,000	—	—		2,000
Investments	15,000	—	—		15,000
Prepaid domain name registry fees, net of current portion	11,139	—	—		11,139
Prepaid commissions, net of current portion	47,776	(921)	—		46,855
Other assets	2,292	—	—		2,292

Total assets	$2,622,473	$(13,917)	$2,413		$2,610,969

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,171	$(90)	$—		$10,081
Accrued expenses	67,267	(1,042)	2,203	B1	68,428
Accrued taxes	1,783	—	—		1,783
Accrued interest	14,526	—	—		14,526
Deferred revenue	375,729	(1,998)	—		373,731
Operating lease liabilities—short term	22,474	(1,129)	—		21,345
Current portion of notes payable	31,606	—	—		31,606
Current portion of financed equipment	2,637	—	—		2,637
Deferred consideration—short term	2,181	—	—		2,181
Other current liabilities	2,216	—	—		2,216

Total current liabilities	530,590	(4,259)	2,203		528,534
Long-term deferred revenue	99,257	—	—		99,257
Operating lease liabilities—long term	84,594	(1,449)	—		83,145
Notes payable—long term	1,703,065	—	(48,797	)D1	1,654,268
Financed equipment—long term	—	—	—		—
Deferred tax liability	20,231	(262)	—		19,969
Deferred consideration—long term	—	—	—		—
Other liabilities	6,308	—	—		6,308

Total liabilities	2,444,045	(5,970)	(46,594)		2,391,481

Stockholders’ equity	178,428	(7,947)	49,007	A1, B1, C1	219,488

Total liabilities and stockholders’ equity	$2,622,473	$(13,917)	$2,413		$2,610,969

See accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited balance sheet as of September 30, 2019 reflects the following pro forma adjustments:

(A1) The following table reflects the reclassification of restricted cash that is being returned to Endurance as a result of the Disposition:

Amount
(in thousands)
Restricted cash	$210

Total returned to Endurance	$210

(B1) The following table reflects transaction costs incurred by Endurance during the Disposition:

Amount
(in thousands)
Retention bonuses	$1,918
Legal fees related to the Disposition	250
Audits/reviews of pro forma financial statements	35

Total transaction costs	$2,203

(C1) The following table reflects the purchase consideration (gross proceeds) at the time of closing:

Amount
(in thousands)
Purchase consideration received in cash	$51,000
Holdback	—

Total purchase consideration	$51,000

(D1) The following table reflects Endurance’s intended use of net proceeds from the Disposition:

Amount
(in thousands)
Repayment of term loan (see Note 2)	$48,797

Total proceeds	$48,797

The unaudited balance sheet as of September 30, 2019 does not reflect any pro forma adjustments for the Acquisition, as it had taken place prior to September 30, 2019, and is already included in the historical Endurance numbers.

Endurance International Group Holdings, Inc. and SinglePlatform, LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2018

(in thousands)

	Historical
	Endurance	Ecomdash	Pro Forma Adjustments		Historical Adjusted for Ecomdash	SinglePlatform	Pro Forma Adjustments		Pro Forma Combined
Revenue	$1,145,291	$1,596	$—		$1,146,887	$(28,360)	$—		$1,118,527
Cost of Revenue	520,737	542	390	A	521,669	(6,742)	716	A1	515,643

Gross Profit	624,554	1,054	(390)		625,218	(21,618)	(716)		602,884

Operating Expense:
Sales and marketing	265,424	—	—		265,424	(9,525)	330	A1	256,229
Engineering and development	87,980	—	—		87,980	(4,018)	—		83,962
General and administrative	124,204	1,439	—		125,643	(4,905)	1,815	A1	122,553

Total operating expense	477,608	1,439	—		479,047	(18,448)	2,145		462,744

Income (loss) from operations	146,946	(385)	(390)		146,171	(3,170)	(2,861)		140,140

Other income (expense):
Interest income	1,089	—	—		1,089	—	—		1,089
Interest expense	(149,480)	(218)	—		(149,698)	—	2,098	B1	(147,600)

Total other expense—net	(148,391)	(218)	—		(148,609)	—	2,098		(146,511)

Loss before income taxes and equity earnings of unconsolidated entities	(1,445)	(603)	(390)		(2,438)	(3,170)	(763)		(6,371)
Income tax benefit	(6,246)	—	(143	)B	(6,389)	(673)	(110	)C1	(7,172)

Income (loss) before equity earnings of unconsolidated entities	4,801	(603)	(247)		3,951	(2,497)	(653)		801
Equity loss of unconsolidated entities, net of tax	267	—	—		267	—	—		267

Net income (loss)	$4,534	$(603)	$(247)		$3,684	$(2,497)	$(653)		$(534)

See accompanying notes to the unaudited pro forma condensed combined financial information.

(A) The following table reflects the pro forma adjustment relating to the amortization of intangible assets acquired as part of the Acquisition, including the cost and estimated useful life in years:

Amortization of intangible assets	Cost	Useful life	Amortization
	(in thousands)	(in years)	(in thousands)
Customer relationships	$390	15	$41
Developed technology	2,445	7	349

Total adjustment to amortization			$390

(B) The following table reflects the effective tax rate post acquisition, which is the blended rate for state and federal taxes:

Tax rate
Effective tax rate post acquisition	14.4%

(A1) The following table reflects the fixed group costs allocated to SinglePlatform that will continue to be incurred by Endurance post disposition:

Amounts
(in thousands)
Support costs	$716
Sales and marketing costs allocated	330
General and administrative costs allocated	1,815

Total	$2,861

(B1) The following table reflects the impact on interest expense as a result of the use of the net proceeds from the Disposition to repay the term loan (see Note 2):

Amounts
(dollars in thousands)
Interest rate	5.67%
Term loan repayment	$48,797

Total interest expense saved for twelve months	$2,098

(C1) The following table reflects the effective tax rate post disposition, which is the blended rate for state and federal taxes.

Tax rate
Effective tax rate post acquisition	14.4%

Endurance International Group Holdings, Inc. and SinglePlatform, LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2019

(in thousands)

	Historical
	Endurance	Ecomdash	Pro Forma Adjustments		Historical Adjusted for Ecomdash	SinglePlatform	Pro Forma Adjustments		Pro Forma Combined
Revenue	$836,080	$1,308	$—		$837,388	$(20,633)	$—		$816,755
Cost of Revenue	384,196	387	292	A	384,875	(4,875)	479	A1	380,479

Gross Profit	451,884	921	(292)		452,513	(15,758)	(479)		436,276

Operating Expense:
Sales and marketing	191,221	—	—		191,221	(7,253)	226	A1	184,194
Engineering and development	77,299	—	—		77,299	(3,302)	—		73,997
General and administrative	92,826	1,083	—		93,909	(3,760)	1,452	A1	91,601

Total operating expense	361,346	1,083	—		362,429	(14,315)	1,678		349,792

Income (loss) from operations	90,538	(162)	(292)		90,084	(1,443)	(2,157)		86,484

Other income (expense):
Interest income	910	—	—		910	—	—		910
Interest expense	(110,308)	(126)	—		(110,434)	—	1,573	B1	(108,861)

Total other expense—net	(109,398)	(126)	—		(109,524)	—	1,573		(107,951)

Loss before income taxes and equity earnings of unconsolidated entities	(18,860)	(288)	(292)		(19,440)	(1,443)	(584)		(21,467)
Income tax expense	3,040	—	62	B	3,102	(312)	62	C1	2,853

Loss before equity earnings of unconsolidated entities	(21,900)	(288)	(354)		(22,542)	(1,131)	(646)		(24,320)
Equity loss of unconsolidated entities, net of tax	—	—	—		—	—	—		—

Net loss	$(21,900)	$(288)	$(354)		$(22,542)	$(1,131)	$(646)		$(24,320)

See accompanying notes to the unaudited pro forma condensed combined financial information.

(A) The following table reflects the pro forma adjustment relating to the amortization of intangible assets acquired, including the cost and estimated useful life in years.

Amortization of intangible assets	Cost	Useful life	Amortization
	(in thousands)	(in years)	(in thousands)
Customer relationships	$390	15	$31
Developed technology	2,445	7	261

Total adjustment to amortization			$292

(B) The following table reflects the effective tax rate post acquisition, which is the blended rate for state and federal taxes.

Tax rate
Effective tax rate post acquisition	(10.7)%

(A1) The following table reflects the fixed group costs allocated to SinglePlatform that will continue to be incurred by Endurance post acquisition.

Amounts
(in thousands)
Support costs	$479
Sales and marketing costs allocated	226
General and administrative costs allocated	1,452

Total	$2,157

(B1) The following table reflects the impact on interest expense as a result of the use of the net proceeds from the Disposition to repay the term loan (see Note 2):

Amounts
(dollars in thousands)
Interest rate	5.67%
Term loan repayment	$48,797

Total interest expense saved for nine months	$1,573

(C1) The following table reflects the effective tax rate post acquisition, which is the blended rate for state and federal taxes.

Tax rate
Effective tax rate post acquisition	(10.7)%

Note 1—Basis of Presentation

The unaudited pro forma condensed combined balance sheet data as of September 30, 2019 give effect to the Disposition as if it had occurred as of September 30, 2019. The unaudited pro forma condensed combined statements of operations data for the twelve months ended December 31, 2018 and for the nine months ended September 30, 2019 give effect to the Acquisition and the Disposition as if they had occurred as of January 1, 2018. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition and Disposition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of operations.

We have accounted for the Acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

We have accounted for the Disposition using the ASC 360-10 “Impairment or Disposal of Long-Lived Assets”.

The pro forma adjustments described above were developed based on Endurance’s assumptions and estimates, including assumptions relating to the consideration received and the allocation thereof to the assets acquired and liabilities assumed from Ecomdash based on preliminary estimates of fair value. The final purchase price allocation may differ from what is currently reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized. Additionally, the Acquisition and related transaction costs were funded primarily from cash and cash equivalents of Endurance, and to a lesser extent, through deferred consideration.

The pro forma adjustments relating to the Disposition were developed based on Endurance’s assumptions and estimates for SinglePlatform carve-out financial statements and estimates for the use of proceeds. The final use of proceeds may differ from what is currently reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Acquisition and Disposition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that may or may not result from the Acquisition.

Endurance historically has recorded all amortization expense related to acquired intangible assets as a cost of revenue. The unaudited combined condensed financial information reflects all amortization expense related to intangible assets as a cost of revenue.

Note 2—Use of Proceeds

Endurance is required under its first lien term loan facility and the indenture governing its senior notes to use the proceeds from the Disposition either to make additional debt repayments or to reinvest in assets useful to the business. Endurance expects to use the net proceeds from the Disposition to make additional debt repayments against its term loan. The unaudited combined condensed financial information reflects the impact of these additional loan repayments on the term loan balance and the related interest expense.

Note 3—Preliminary Allocation of Purchase Consideration of Ecomdash

The aggregate purchase price for the Ecomdash acquisition was $9.6 million, of which approximately $8.9 million was paid in cash at the closing. Endurance retained the remainder of the purchase price as a holdback to fund any working capital adjustment, if applicable, and to serve as security for the indemnification obligations of the Seller under the asset purchase agreement. Subject to any working capital adjustment and indemnification claims, Endurance will release the holdback funds to the Seller twelve (12) months from the closing date.

Transaction costs were expensed as incurred. Endurance has accounted for this transaction as a business combination in accordance with the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date.

Goodwill related to the acquisition is deductible for tax purposes.

The following table summarizes the preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed at the date of acquisition:

September 13, 2019
(in thousands)
Working capital	$(163)
Goodwill	6,953
Developed technology	2,445
Subscriber relationships	390

Total	$9,625

The purchase price allocation is preliminary, and will be final when Endurance has completed the valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments and from the preliminary allocation shown above.

Note 4—Expected Future Amortization

The table below reflects the expected amortization related to the preliminary fair value of the intangible assets acquired for the five years following the Acquisition (in thousands):

	Year following the Acquisition
	Year 1	Year 2	Year 3	Year 4	Year 5
Customer relationships	$41	$46	$47	$43	$40
Developed technology	349	350	349	349	349

Total	$390	$396	$396	$392	$389